SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 15th day of March, 2007.

BETWEEN:

GENERAL METALS CORPORATION, a Delaware corporation with offices located at 1 E. Liberty St., Suite 6000, Reno, NV 89501

(hereinafter referred to as the "**Purchaser**")

OF THE FIRST PART

AND:

SANIBEL INVESTMENTS LTD, a Bahamian corporation with offices located at Bahamas Financial Center, 3rd Floor, Shirley and Charlotte St. South, Box 4584, Nassau, Bahamas

(hereinafter referred to as the "**Vendor**")

OF THE SECOND PART

WHEREAS:

A. The Vendor is the holder of 100% of the issued and outstanding shares of Mikite Gold Resources Ltd. (the "**Company**"), which is incorporated under the laws of Ghana and owns the rights to Nyinahin concession in Ghana, Africa;

B. The Purchaser wishes to acquire 100% of the shares (the "**Purchased Shares**") held by the Vendor in the Company and the Vendor agrees to sell the Purchased Shares to the Purchaser; and

C. The parties wish to enter into this Agreement in order to provide for the acquisition by the Purchaser of the Purchased Shares.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the premises, covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1. **PURCHASE AND SALE**

1.1 The Purchaser hereby agrees to acquire, subject to the terms and conditions in this Agreement, from the Vendor, and the Vendor agrees to sell to the Purchaser on the Closing Date (as hereinafter defined), all right, title and interest of the Vendor in and to the Purchased Shares, free and clear of any liens, charges, encumbrances and pledges.

1.2 In consideration for the Purchased Shares, the Purchaser has agreed to transfer to the Vendor

(a) 1,000,000 shares of restricted stock in the Purchaser (the "**Purchase Price Shares**"); and

(b) 1,000,000 warrants to purchase 1,000,000 shares of restricted stock in the Purchaser, which shall be exercisable immediately at the exercise price of US$0.26 per warrant and have a term of exercise equal to ♦ months (the "**Purchase Price Warrants**").

(together, the "**Purchase Price**")

2. **REPRESENTATIONS AND WARRANTIES OF THE VENDOR**

2.1 To induce the Purchaser to enter into and complete the transactions contemplated hereby and to purchase the Purchased Shares, the Vendor, with the knowledge and intent that the Purchaser is relying on such representations and warranties in entering into this Agreement, hereby warrants and represents to the Purchaser as follows:

(a) the Vendor has full right, power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b) the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer all legal and beneficial right, title, interest and ownership in and to such Vendor's Purchased Shares to the Purchaser without the consent of any other person, free and clear of any pre-emptive rights of first refusal or liens, charges or encumbrances whatsoever, in accordance with the terms hereof and this Agreement is a legal, valid and binding obligation of such Vendor enforceable against such Vendor in accordance with its terms;

(c) the Vendor is not indebted to the Company;

(d) the Vendor is the registered and beneficial owner of the Purchased Shares and such Purchased Shares represent 100% of the outstanding shares and other securities of the Company;

(e) no Person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual right), capable of becoming an agreement, option or commitment for the purchase from it of any of, or the realization of a security interest over, the Purchased Shares;

(f) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of Ghana, Africa and has all requisite corporate power and authority to own its property and operate the business as and where it is now being conducted;

(g) the Company is duly licensed or qualified and in good standing in Ghana, Africa, which is the sole jurisdiction in which the nature of the Company's assets or the business conducted by the Company makes qualification necessary;

(h) the Company holds all permits, licences, consents and authorities which are necessary or desirable in connection with the conduct and operation of the business of the Company and the ownership or leasing of its assets as the same are now conducted, owned or leased, and all such permits, licences, consents and authorities are in full force and effect and no notice of breach or default or defect in respect of the terms of any such permit, licence, consent or authority has been received by the Company, and the Vendor is not aware of any matters which could give rise to such notice;

(i) the Company has no subsidiaries and owns no interest in any corporation, partnership, proprietorship or any other business entity;

(j) the Company owns legal and beneficial title to all of the assets (the "**Assets**") described on Schedule A hereto, which is a list of all of the assets of the Company;

(k) the Company has good and marketable title to all of its Assets free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and

subject to no restrictions with respect to transferability. All of the Company's Assets are in its possession and control;

(l) the Company has purchased and owns all of right, title, and interest of Northwest Resources Limited (**"Northwest"**) in and to a Reconnaissance License, a copy of which is attached hereto and incorporated herein as Schedule B, pursuant to a purchase agreement between Northwest and the Company entered into April 18, 2006;

(m) the Company has not entered into any other agreement or granted any option to sell or otherwise transfer any of its Assets or its securities;

(n) there are no liabilities, contingent or otherwise, known or unknown, of the Company of any kind whatsoever;

(o) the Company has not given a power of attorney to any person, firm or corporation for any purpose whatsoever;

(p) all of the contracts to which the Company is a party are listed and briefly described on Schedule C hereto. Each contract to which the Company is a party is in full force and effect and constitutes a legal, valid and binding obligation of all of the parties thereto. The Company is not in default and has not received or given any notice of default, and to the Vendor's knowledge, no other party thereto is in default, under any such contract, lease, license, commitment or other agreement or under any other obligation relating to the Company's assets or its business;

(q) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving the Company, the Assets or the Vendor (or either of them). No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or investigation by any governmental agency pertaining to the Company or its Assets is pending or has been threatened against the Company which could adversely affect the financial condition or prospects of the Company or the conduct of the business of the Company or any of the Company's Assets or materially adversely affect the ability of the Vendor to consummate the transactions contemplated by this Agreement;

(r) the Articles and Bylaws of the Company permit it to conduct the business and to enter into this Agreement;

(s) the performance of this Agreement will not:

(i) violate the Articles or Bylaws of the Company or any agreement to which the Company or the Vendor is a party;

(ii) give any person any right to terminate or cancel any agreement or any right enjoyed by the Company; or

(iii) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Purchased Shares or the Assets of the Company;

(t) the Company is not in violation of any law, regulation or order of any government or regulatory authority;

(u) the Company has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed, and such filings are substantially true, complete and correct;

(v) all sales, property or excise or other taxes whether or not yet due have been fully paid or adequately provided for;

(w) the corporate records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and shareholders of the Company held since incorporation;

(x) all material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records;

(y) the Company has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards and workers' compensation;

(z) the Vendor is acquiring the Purchase Price Shares and Purchase Price Warrants for its own account and not as a fiduciary or agent of any third party;

(aa) the Vendor is familiar with the Purchaser and its operations; and

(bb) no advertising or other public statements were made or used in connection with the transactions contemplated by this Agreement;

3. COVENANTS OF THE VENDOR

3.1 The Vendor covenants and agrees that it will, from the execution of this Agreement until the Closing Date, in respect of the Purchased Shares:

(a) not permit the transfer, assignment, sale, encumbrance, hypothecation of the Purchased Shares;

(b) not take or permit to be taken or suffer any action which would in any way impair or derogate from the right of the Purchaser to acquire on the Closing Date all right, title and interest, both real and beneficial, in and to the Purchased Shares, free and clear of all liens, changes and encumbrances whatsoever; and

(c) execute all Irrevocable Powers of Attorney to transfer the Purchased Shares to the Purchaser, undertakings and any and all other documents which may be required in order to transfer the Purchased Shares to the Purchaser on the Closing Date, and will comply with all requirements of all applicable regulatory authorities which may be reasonably necessary to obtain the approvals of such regulatory authorities to the transfer of the Purchased Shares to the Purchaser.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

4.1 The Purchaser hereby warrants and represents to the Vendor, with the intent that the Vendor will rely thereon in entering into this agreement and in concluding the purchase and sale contemplated here in that:

(a) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the power, authority and capacity to enter into this Agreement and to carry out its terms; and

(b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

5. INDEMNIFICATION BY THE VENDOR

5.1 The Vendor shall indemnify, hold harmless, reimburse and defend the Purchaser, its directors, officers, agents and employees, each person who controls the Purchaser (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against any claim, cost, expense, liability,

obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser or any such person which results, arises out of or is based upon (i) claims against the Company or the Purchased Shares; (ii) any material misrepresentation by the Vendor in this Agreement or in any Exhibits attached hereto, or other agreement delivered pursuant hereto; or (iii) after any applicable notice and/or cure periods, any material breach or default in performance by the Vendor of any covenant or undertaking to be performed by the Vendor hereunder, or any other agreement entered into by the Vendor and Purchasers, relating hereto.

6. **ACTIONS BY THE PARTIES PENDING CLOSING**

6.1 From and after the date hereof and until the Closing Date:

(a) the Vendor and the Purchaser, and their authorized representatives, shall have full access during normal business hours to all documents and other records of the Company and the Purchaser and each party shall furnish to the other party or its authorized representatives all information with respect to the affairs and business of the Vendor, the Company, and the Purchaser as the parties may reasonably request.

(b) the Company shall conduct its business diligently and substantially in the manner previously conducted and the Vendor shall not make or institute any unusual or novel methods of purchase, sale, management, accounting or operation, except with the prior written consent of the Purchaser. Neither the Vendor nor the Company shall enter into any contract or commitment to purchase or sell any assets or engage in any transaction not in the usual and ordinary course of the business of the Company without the Purchaser's prior written consent in each instance.

(c) Neither the Company nor the Purchaser will amend its Articles of Incorporation or Bylaws, or make any changes it its respective authorized capital without the prior written approval of the other party.

(d) Neither the Company nor the Purchaser shall act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation.

(e) the Company will not declare or pay any dividend or make any distribution, directly or indirectly, in respect of its capital stock or other securities, nor will it directly or indirectly redeem, purchase, sell or otherwise acquire or dispose of any of the Purchased Shares.

7. **CLOSING CONDITIONS**

7.1 The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase of the Purchased Shares is subject to the fulfilment, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of the Purchaser:

(a) the warranties and representations of the Vendor as set forth in section 2.1 of this Agreement shall be true and correct in every material aspect on the Closing Date as if such warranties and representations had been made by the Vendor on the Closing Date;

(b) the Vendor shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it by the Closing Date;

(c) any required regulatory approvals to the transfer of the Purchased Shares shall have been received; and

(d) there shall not have occurred prior to the Closing Date, any material adverse change in the position (business, financial or otherwise) or condition or assets of the Company.

7.2 The conditions set forth in section 7.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time on or before the Closing Date.

8. **CLOSING DATE**

8.1 Unless otherwise agreed, the Closing Date is, and the Closing of the acquisition of the Purchased Shares contemplated by this Agreement will take place on ♦, 2007.

9. **DELIVERIES ON CLOSING**

9.1 On closing, the Vendor will deliver or cause to be delivered to the Purchaser on behalf of the Purchaser or their assigns the following documents;

(a) a certified copy of resolutions of the Vendor's Board of Directors authorizing the transfer of the Purchased Shares from the Vendor to the Purchaser, issuance of a share certificate representing the Purchased Shares in the name of the Purchaser;

(b) a share certificate representing the Purchased Shares issued in the name of the Vendor accompanied by duly executed Irrevocable Powers of Attorney to transfer the Purchased Shares to the Purchaser; and

(c) a share certificate or certificates registered in the name of the Purchaser, signed by the President of the Company, representing the Purchased Shares.

9.2 On closing, the Purchaser will deliver or cause to be delivered to the Vendor on behalf of the Vendor or their assigns the following documents;

(a) a copy of the irrevocable instructions to the transfer agent instructing the transfer agent to deliver, on an expedited basis, a share certificate evidencing the Purchase Price Shares registered in the name of the Vendor; and

(b) a warrant certificate evidencing the Purchase Price Warrants registered in the name of the Vendor..

10. **GENERAL PROVISIONS**

10.1 Time is and will be of the essence of each and every provision of this Agreement.

10.2 Each party will, at its own expense, execute and deliver all such further documents and instruments, given all such further assurances, and do all such acts and things as the other parties may, either before or after the Closing Date, reasonably require to carry out the full intent and meaning of this Agreement, but without payment of any consideration therefore.

10.3 This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence. There are no warranties, representations, terms conditions or collateral agreements, express or implied, statutory or otherwise, other than as expressly set forth in this Agreement.

10.4 This Agreement will enure to the benefit of and be binding upon the Vendor and their respective heirs successors liquidators, executors and assigns and upon the Purchaser and their respective heirs, successors, liquidators, executors and assigns. No Vendor may assign any of its right, title or interest in, to or under this Agreement. The Purchaser or any of their assigns, may assign their rights and obligations under this Agreement without notice to any other party.

10.5 This Agreement is being delivered in and is intended to be performed in Nevada, and shall be construed and interpreted in accordance with the laws of Nevada and the laws of United States applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of Nevada and the venue for any actions or arbitrations arising out of this Agreement will be Reno, Nevada.

10.6 Any notices, required or permitted to be given under this Agreement will be in writing and will be duly and properly given and received if delivered or telecopied, in each case addressed to the intended recipient at

its respective address appearing below for the Purchaser and the Vendor, (or at such other address as a party may from time to time designate by notice in writing to the other parties in accordance with this subsection), and any such notice will be deemed to have been given and received, if delivered, when delivered to such address, and if telecopied, on the next business day after the telecopying of the same:

To the Purchaser:

General Metals Corporation
1 E. Liberty St., Suite 6000
Reno, NV 89501

Attention: the President

To the Vendor:

Sanibel Investments Ltd
3rd Floor
Shirley and Charlotte St. South
Box 4584
Nassau, Bahamas

Attention: the President

10.7 If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

10.8 This Agreement may at any time and from time to time not later than the Closing Date, be amended by mutual agreement of the Vendor and the Purchaser. The parties agree that if the Vendor or the Purchaser, as the case may be, proposes any amendments to this Agreement, the other will act reasonably in considering such amendments and if the other is not prejudiced by reason of any such amendments, the other will co-operate in a reasonable fashion with the Vendor or the Purchaser, as the case may be, so that such amendments can be effected subject to applicable laws.

11. **COUNTERPARTS**

11.1 This Agreement and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties had all signed the same documents, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

12. **ELECTRONIC MEANS**

12.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

GENERAL METALS CORPORATION

Per:
Authorized Signatory
STEVE PARENT

SAMBEL INVESTMENTS LTD.

Per:
Authorized Signatory
KENNETH HOLLOWAY